SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Pioneer Diversified High Income Trust
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-8779403

(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

60 State Street, Boston, MA	02109

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act
and is effective pursuant to General Instruction A. (c),
please check the following box. ☑	If this form relates to the registration of a class of
securities pursuant to Section 12(g) of the Exchange Act
and is effective pursuant to General Instruction A (d),
please check the following box. ☐
Securities Act registration statement file number to which this form relates: File No. 333-140358
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Shares of Beneficial Interest, No Par Value	American Stock Exchange, LLC
Securities to be registered pursuant to Section 12(g) of the Act: None.

Total Number of Pages 3

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1.    Description of Registrant’s Securities to be Registered.
               The description of the Registrant’s common shares to be registered is incorporated by reference to the description under the heading “Description of Shares” in the Registrant’s prospectus included with the Registrant’s Registration Statement on Form N-2 (File No. 333-140358; 811-22014) as filed with the Securities and Exchange Commission on January 31, 2007 (Accession No. 0000950135-07-000450), as such Registration Statement may be amended, which is incorporated herein by reference.
Item 2.    Exhibits.
               Pursuant to the instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

SIGNATURE
               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 9, 2007		Pioneer Diversified High Income Trust (Registrant)

	By:	/s/ Christopher J. Kelley
(Signature)

Christopher J. Kelley
(Name)

Its:	Assistant Secretary